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                                                                     EXHIBIT 4.6

                              CERTIFICATE OF TRUST
                                       OF
                               COX RADIO TRUST II


         THIS CERTIFICATE OF TRUST of Cox Radio Trust II (the "Trust"), dated as of November 2, 1999, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801, et seq.) (the "Act").

         (i) Name. The name of the business trust being formed hereby is Cox Radio Trust II.

         (ii) Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711, Attention: Corporate Trust Administration.

         (iii) Effective Date. This Certificate of Trust shall be effective as of its filing with the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act as of the date first above written.


                                  THE BANK OF NEW YORK, as trustee


                                  By:      /s/  Marie E. Trimboli
                                          -------------------------------------
                                          Name:   Marie E. Trimboli
                                          Title:  Assistant Treasurer



                                  THE BANK OF NEW YORK (DELAWARE), as trustee


                                  By:      /s/ Frederick W. Clark
                                          -------------------------------------
                                          Name:   Frederick W. Clark
                                          Title:  Authorized Signatory